Exhibit 99.1

Chemical Financial Corporation and TCF Financial Corporation Announce Merger of Equals to Create a Premier Midwest Bank Headquartered in Detroit

•	Creates a premier bank in the Midwest with $45 billion in assets
•	Enhances competitive position by delivering the scale, profitability and predictable performance required to compete and win in an evolving market
•	Merger combines two complementary platforms – strengthening each company’s standalone growth profile
•	EPS accretion, relative to consensus estimates, of 17% to Chemical shareholders and 31% to TCF shareholders; 2.7-year tangible book value per share earn back
•	Combined company retains shared values including deep community ties, customer-centric focus and commitment to performance
•	Significant operation centers in Minneapolis, Midland and Chicago

DETROIT, MI & WAYZATA, MN – January 28, 2019 – Chemical Financial Corporation (“Chemical”) (NASDAQ: CHFC) and TCF Financial Corporation (“TCF”) (NYSE: TCF) today announced the signing of a definitive agreement under which the companies will combine in an all-stock merger of equals transaction. Under the terms of the agreement, which was unanimously approved by the boards of directors of both companies, TCF will merge into Chemical, and the combined holding company and bank will operate under the TCF name and brand following the closing of the transaction.

The merger combines two complementary banking platforms to create a premier Midwest bank that will be uniquely positioned to capitalize on market opportunities and broaden the channels and customers it serves through increased scale and expanded product offerings. The combined company will have approximately $45 billion in assets, $34 billion in total deposits and more than 500 branches across nine states, including four of the top 10 Midwest markets. It will leverage the strengths of Chemical’s community banking and wealth management capabilities with TCF’s large deposit franchise and expertise in wholesale lending on a national basis.

“With a shared strategic vision and increased scale and capabilities, our two complementary banking platforms will be positioned to better serve our customers and communities,” said Chemical’s Chairman Gary Torgow. “The combination of TCF and Chemical creates the largest midcap bank in the Midwest, poised to deliver double-digit EPS accretion for each set of shareholders, significant cost synergies, top-tier return metrics, a more diversified balance sheet and a lower risk profile. We also share a deep commitment to supporting and giving back to the communities we serve.”

TCF Chairman, CEO and President Craig Dahl said, “We are confident that this merger will enhance our ability to deliver stronger and more sustainable growth and greater value creation than either company could achieve alone. The new TCF will have attractive positions in both its product suite and market footprint as well as a more diversified loan portfolio and increased lending capabilities across asset classes, geographies and industry verticals. Through improved profitability and earnings predictability, we will be able to reinvest in the business to drive multiple growth engines, enhance our ability to compete in the next generation of banking and sustain consistent return on capital for shareholders. We believe the combined company will also create new opportunities for our employees and enable us to attract and retain top talent.”

Strategic Benefits of the Merger

Enhanced scale and capabilities: The combined organization will be strategically positioned to capitalize on market opportunities and better serve its customers throughout several of the largest, most attractive markets in the Midwest. Together, the companies will have the scale to better invest, compete and outperform by leveraging leading market positions and complementary products. Limited overlap of markets and product suites will benefit customers through a consistent go-to-market approach and minimal disruption.

Accelerates achievement of each company’s strategic priorities: Complementary operations with limited overlap will broaden the opportunities to drive sustainable growth and increase market share. TCF’s strength in national lending verticals complements Chemical’s core in-market commercial lending and wealth management offerings. The two banks’ shared strengths in infrastructure, digital platforms, and mortgage banking will enhance the combined organization’s position while improving efficiency.

More balanced deposit mix and loan portfolio: The combination creates a more diversified deposit mix between retail and commercial business lines and a more balanced loan portfolio across geographies, asset classes and commercial industries. On a combined basis, the company expects to have increased capacity for loan growth while maintaining its current risk thresholds.

Complementary values and community focus: Both organizations share a legacy of developing deep community ties, along with core values centered on customer service, accountability, and adaptability to market changes. The combined organization will have a stronger, deeper leadership team with complementary expertise to drive enhanced operational performance, strategic growth, and risk management. In addition, the combined bank will continue to provide philanthropic, civic, and economic development support to the communities in which it operates.

Financial Benefits of the Merger

The transaction is projected to deliver 17% EPS accretion to Chemical and 31% EPS accretion to TCF by 2020, with a tangible book value earn-back period of 2.7 years. Pro forma merged company financial metrics are based on each company’s stand-alone consensus median analyst estimates, estimated combined company cost synergies, anticipated purchase accounting adjustments, and the expected merger closing time-frame. On a pro forma basis, the business is expected to deliver top-tier operating and return metrics with cost savings on a fully-phased in basis, including:

•	Return on Average Tangible Common Equity of approximately 19%
•	Return on Average Assets of approximately 1.6%, and
•	Efficiency ratio of approximately 53%.

In addition, the transaction is expected to generate approximately $180 million in annual run-rate cost synergies by 2020, with minimal reductions in branches.

Transaction Details

Under the terms of the agreement, TCF shareholders will receive 0.5081 shares of Chemical common stock for each share of TCF common stock based on a fixed exchange ratio, equivalent to $21.58 per TCF share based on the closing price as of January 25, 2019. Each outstanding share of 5.70% Series C Non-Cumulative Perpetual Preferred Stock of TCF will be converted into the right to receive one share of a newly created series of preferred stock of Chemical. Upon completion of the deal, TCF and Chemical shareholders will own 54% and 46% of the combined company, respectively, on a fully diluted basis.

Governance and Leadership

The combined company will be headquartered in Detroit and maintain a significant operating presence in Minneapolis as well as Midland and Chicago. The combined company will be led by:

•	Gary Torgow, who will serve as executive chairman of the board of directors;
•	Vance Opperman, who is the current lead independent director of TCF Financial Corporation’s board of directors, will serve as lead independent director;
•	Craig Dahl, who will serve as CEO and president;
•	Dennis Klaeser, who will serve as CFO;
•	Brian Maass, who will serve as deputy CFO and treasurer; and

David Provost will become chairman of the combined bank and Tom Shafer will become president and COO of the combined bank.

Additional leadership team members will be comprised of highly experienced and proven executives that reflect the strengths and capabilities of both banks and will share equally in the integration process.

The combined company’s board of directors will have sixteen directors, consisting of eight directors from TCF and eight directors from Chemical.

Timing and Approvals

The merger is expected to close in the late third or early fourth quarter of 2019, subject to satisfaction of customary closing conditions, including receipt of customary regulatory approvals and approval by the shareholders of each company.

Advisors

Keefe, Bruyette & Woods is acting as financial advisor to, and rendered a fairness opinion to the board of directors of, Chemical. Nelson Mullins Riley & Scarborough, LLP and Wachtell, Lipton, Rosen & Katz are serving as legal counsel to Chemical. J.P. Morgan Securities LLC is acting as lead financial advisor to, and rendered a fairness opinion to the board of directors of, TCF. Perkins Advisors, LLC is also acting as financial advisor to TCF, and Simpson Thacher & Bartlett LLP is serving as legal counsel.

Joint Conference Call and Webcast Details

Chemical and TCF will conduct a live conference call and webcast to discuss the transaction at 10 am Eastern Time today. To listen to the live call, please dial 888-378-4398 and enter 575396 for the conference ID. The webcast, along with related slides, will be available on both the Chemical website (www.chemicalbank.com) and the TCF website (ir.tcfbank.com), as well as through the joint transaction website, www.PremierMidwestBank.com. A replay of the conference call will be available via the websites listed above.

As a result of today’s merger announcement, both companies have cancelled their previously scheduled 2018 fourth quarter earnings conference calls.

About Chemical Financial Corporation

Chemical Financial Corporation is the largest banking company headquartered and operating branch offices in Michigan. Chemical operates through its subsidiary bank, Chemical Bank, with 212 banking offices located primarily in Michigan, northeast Ohio and northern Indiana. As of December 31, 2018, Chemical had total consolidated assets of $21.5 billion. Chemical Financial Corporation's common stock trades on The NASDAQ Stock Market under the symbol CHFC and is one of the issuers comprising The NASDAQ Global Select Market and the S&P MidCap 400 Index. More information about Chemical Financial Corporation is available by visiting the "Investor Information" section of its website at www.chemicalbank.com.

About TCF Financial Corporation

TCF is a Wayzata, Minnesota-based national bank holding company. As of December 31, 2018, TCF had $23.7 billion in total assets and 314 bank branches in Illinois, Minnesota, Michigan, Colorado, Wisconsin, Arizona and South Dakota providing retail and commercial banking services. TCF, through its subsidiaries, also conducts commercial leasing and equipment finance business in all 50 states and commercial inventory finance business in all 50 states and Canada. For more information about TCF, please visit http://ir.tcfbank.com.

Cautionary Note Regarding Forward-Looking Statements

Statements included in this press release which are not historical in nature are intended to be, and hereby are identified as, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, but are not limited to, statements regarding the outlook and expectations of Chemical and TCF with respect to their planned merger, the strategic benefits and financial benefits of the merger, including the expected impact of the transaction on the combined company’s future financial performance (including anticipated accretion to earnings per share, the tangible book value earn-back period and other operating and return metrics), and the timing of the closing of the transaction. Words such as “may,” “anticipate,” “plan,” “estimate,” “expect,” “project,” “assume,” “approximately,” “continue,” “should,” “could,” “will,” “poised,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks, uncertainties and assumptions, include, among others, the following:

•	the failure to obtain necessary regulatory approvals when expected or at all (and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the transaction);
•	the failure of either Chemical or TCF to obtain shareholder approval, or to satisfy any of the other closing conditions to the transaction on a timely basis or at all;
•	the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the merger agreement;
•	the possibility that the anticipated benefits of the transaction, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where Chemical and TCF do business, or as a result of other unexpected factors or events;
•	the impact of purchase accounting with respect to the transaction, or any change in the assumptions used regarding the assets purchased and liabilities assumed to determine their fair value;
•	diversion of management’s attention from ongoing business operations and opportunities;
•	potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction;
•	the ability of either company to effectuate share repurchases and the prices at which such repurchases may be effectuated;
•	the outcome of any legal proceedings that may be instituted against Chemical or TCF;
•	the integration of the businesses and operations of Chemical and TCF, which may take longer than anticipated or be more costly than anticipated or have unanticipated adverse results relating to Chemical’s or TCF’s existing businesses;
•	business disruptions following the merger; and
•	other factors that may affect future results of Chemical and TCF including changes in asset quality and credit risk; the inability to sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer borrowing, repayment, investment and deposit practices; the impact, extent and timing of technological changes; capital management activities; and other actions of the Federal Reserve Board and legislative and regulatory actions and reforms.

Additional factors that could cause results to differ materially from those described above can be found in the risk factors described in Item 1A of each of Chemical’s and TCF’s Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2017. Annualized, pro forma, projected and estimated numbers are used for illustrative purpose only, are not forecasts and may not reflect actual results. Chemical and TCF disclaim any obligation to update or revise any forward-looking statements contained in this press release, which speak only as of the date hereof, whether as a result of new information, future events or otherwise, except as required by law.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed merger transaction between Chemical and TCF. In connection with the proposed merger, Chemical will file with the SEC a Registration Statement on Form S-4 that will include the Joint Proxy Statement of Chemical and TCF and a Prospectus of Chemical, as well as other relevant documents regarding the proposed transaction. A definitive Joint Proxy Statement/Prospectus will also be sent to Chemical and TCF shareholders. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

A free copy of the Joint Proxy Statement/Prospectus, once available, as well as other filings containing information about Chemical and TCF, may be obtained at the SEC’s Internet site (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from Chemical by accessing Chemical’s website at http://www.chemicalbank.com (which website is not incorporated herein by reference) or from TCF by accessing TCF’s website at http://www.tcfbank.com (which website is not incorporated herein by reference). Copies of the Joint Proxy Statement/Prospectus once available can also be obtained, free of charge, by directing a request to Chemical Investor Relations at Investor Relations, Chemical Financial Corporation, 333 W. Fort Street, Suite 1800, Detroit, MI 48226, by calling (800) 867-9757 or by sending an e-mail to investorinformation@ChemicalBank.com, or to TCF Investor Relations at Investor Relations, TCF Financial Corporation, 200 Lake Street East, EXO-02C, Wayzata, MN 55391, by calling (952) 745-2760 or by sending an e-mail to investor@tcfbank.com.

Participants in Solicitation

Chemical and TCF and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Chemical and TCF shareholders in respect of the transaction described in the Joint Proxy Statement/Prospectus. Information regarding Chemical’s directors and executive officers is contained in Chemical’s Annual Report on Form 10-K for the year ended December 31, 2017, its Proxy Statement on Schedule 14A, dated March 16, 2018, and certain of its Current Reports on Form 8-K, which are filed with the SEC. Information regarding TCF’s directors and executive officers is contained in TCF’s Annual Report on Form 10-K for the year ended December 31, 2017, its Proxy Statement on Schedule 14A, dated March 14, 2018, and certain of its Current Reports on Form 8-K, which are filed with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

Contacts

TCF Financial Corporation	Chemical Financial Corporation

Investor Relations:	Investor Relations:

Tim Sedabres, (952) 745-2766	Dennis Klaeser, (248) 498-2848
investor@tcfbank.com	investorinformation@ChemicalBank.com

or	or

Media:	Media:

Mark Goldman, (952) 475-7050	Tom Wennerberg, (248) 498-2872
news@tcfbank.com	Tom.Wennerberg@ChemicalBank.com